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                                                                    EXHIBIT 23.5

         CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

    We hereby consent to the use of our opinion letter dated the date of this Proxy Statement to the Board of Directors of Ultramar Corporation included as Appendix B to the Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Ultramar Corporation and Diamond Shamrock, Inc. and to the references to such opinion in such Proxy Statement under the captions "Summary -- The Merger-Opinions of Financial Advisors", "The Merger-Background of the Merger", "The Merger-Reasons for the Merger; Recommendations of the Boards of Directors" and "The Merger-Opinions of Financial Advisors".

    In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           /s/ MERRILL LYNCH, PIERCE, FENNER &
                                                    SMITH INCORPORATED

October 25, 1996